SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

        Date of Report (Date of earliest event reported): January 2, 2004
                               AEROCENTURY CORP.
             (Exact name of Registrant as specified in its charter)

DELAWARE                                                  94-3263974
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)


                          1440 Chapin Avenue, Suite 310
                              Burlingame, CA 94010
               (Address of principal executive offices) (Zip Code)

                                  650-340-1888
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)


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 Item 5. Other Events

On January 2, 2004, the Company entered into a Joinder Agreement and Sixth Amendment to Amended and Restated Credit Agreement ("Amendment") with National City Bank, as agent, and National City Bank, California Bank & Trust and First Bank & Trust , as lenders. The Amendment provides for the addition of First Bank & Trust as an additional lender under the credit facility, and increases the maximum credit line availability to $50 million.

Exhibits

 Exhibit 10.1 Form of Joinder Agreement and Sixth Amendment to Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 5, 2004

AEROCENTURY CORP.

By: /s/ Neal D. Crispin

Neal D. Crispin,
Chairman of the Board and President